NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I
(formerly American General Series Portfolio Company)

SCHEDULE A
to Investment Advisory Agreement (Form II)
(Effective October 17, 2000)

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Mid Cap Index Fund             0.35% on the first $500 million;
			       0.25% on assets over $500 million
			       (VALIC retains all of this fee)

Stock Index Fund               0.35% on the first $500 million;
			       0.25% on assets over $500 million
			       (VALIC retains all of this fee)

Small Cap Index Fund           0.35% on the first $500 million;
			       0.25% on assets over $500 million
			       (VALIC retains this entire fee)

Science & Technology Fund      0.90%
Of this fee, VALIC pays T. Rowe Price
Associates, Inc. a portion and retains the remainder as follows:

						      Sub-Adviser    Retained
					Annual Fee     Fee           by  VALIC
On the first $500 million               0.90%           0.60%           0.30%
On the excess over $500 million         0.90%           0.55%           0.35%

Growth and Income Fund         0.75% (VALIC retains all of this fee)

Growth Fund                    80%
Of this fee, VALIC pays Wellington
Management Company a portion and retains
the remainder as follows:
						 Sub-Adviser  Retained
					Annual Fee     Fee     by VALIC
On the first $50 million                0.80%         0.325%    0.475%
On the next $450 million                0.80%         0.250%    0.550%
On the next $1 billion                  0.80%         0.200%    0.600%
Over $1.5 billion                       0.80%         0.180%    0.620%

North American  Founders      1.00%
Large Cap Growth Fund      Of this fee, VALIC pays Founders Asset
Management LLC a portion and retains the remainder as follows:
						     Sub-Adviser    Retained by
					Annual Fee      Fee             VALIC
On the first $50 million                1.00%           0.50%           0.50%
On the next $150 million                1.00%           0.45%           0.55%
On the next $300 million                1.00%           0.425%          0.57%
On the next $350 million                1.00%           0.40%           0.60%
Over $850 million                       1.00%           0.35%           0.65%


North American  American      0.77%
Century Income & Growth    Of this fee, VALIC pays American Century
Investment Management, Inc. a
Fund portion and retains the remainder as follows:
						 Sub-Adviser        Retained by
				    Annual Fee      Fee               VALIC
On the first $150 million            0.77%           0.45%            0.32%
On the next $150 million             0.77%           0.40%            0.37%
Over $300 million                    0.77%           0.35%            0.42%

North American  Putnam        0.95%
Opportunities Fund         Of this fee, VALIC pays Putnam Investment
Management, Inc. a portion and retains the remainder as follows:
						Sub-Adviser     Retained by
				Annual Fee      Fee             VALIC
On the first $150 million       0.95%           0.55%           0.40%
On the next $150 million        0.95%           0.50%           0.45%
Over $300 million               0.95%           0.40%           0.55%

North American  Founders/     0.90%
     T. Rowe Price              Of this fee, VALIC pays Founders Asset
Management, LLC a portion and
     Small Cap Fund             retains the remainder as follows:
						Sub-Adviser         Retained by
				Annual Fee      Fee                     VALIC
On the first $350 million       0.90%           0.50%                   0.40%
Over $350 million               0.90%           0.40%                   0.50%

North American  Founders/     0.90%
T. Rowe Price              Of this fee, VALIC pays T. Rowe Price
Associates, Inc. a portion and retains
Small Cap Fund             the remainder as follows:
						Sub-Adviser        Retained by
				Annual Fee      Fee                     VALIC
On the first $500 million       0.90%           0.60%                   0.30%
Over $500 million               0.90%           0.55%                   0.35%

North American  American      1.00%
Century International Growth       Of this fee, VALIC pays American Century
Investment Management, Inc. a Fund portion and retains the remainder as follows:
						     Sub-Adviser   Retained by
					Annual Fee      Fee             VALIC
On the first $250 million               1.00%           0.65%           0.35%
On the next $250 million                1.00%           0.55%           0.45%
Over $500 million                       1.00%           0.50            0.50%

North American  AG            0.40%
Nasdaq-100 Index Fund      Of this fee VALIC pays American General
Investment Management, L.P. 0.15%
annually.

North American  T. Rowe       0.80%
Price Blue Chip Growth Fund        Of this fee VALIC pays T. Rowe Price
Associates, Inc. 0.40% annually


North American T. Rowe       1.00%
Price Health Sciences Fund      Of this fee VALIC pays T. Rowe Price
Associates, Inc. a portion and retains the remainder as follows:
						Sub-Adviser     Retained by
				Annual Fee      Fee             VALIC
On the first $500 million       1.00%           0.60%           0.35%
Over $500 million               1.00%           0.55%           0.45%

____________________

This fee was shared with Value Line, Inc. prior to their termination as Sub-Adviser effective February 20, 1999.
The fee paid by VALIC to T. Rowe Price was amended effective February 2, 1998. Effective September 1, 1999, Wellington Management Company was appointed as Sub-Adviser to the Growth Fund.
This fee was shared with Bankers Trust Company prior to their termination as Sub-Adviser effective October 1, 1999.
This fee is effective October 1, 2000.
This fee is effective November 1, 2000.
This fee is effective December 8, 2000.